EXHIBIT (a)(iii)

ARTICLES OF TRANSFER

Between

NEUBERGER BERMAN INCOME OPPORTUNITY FUND INC.
(a Maryland Corporation)

and

NEUBERGER BERMAN HIGH YIELD STRATEGIES FUND INC.
(a Maryland Corporation)

Neuberger Berman Income Opportunity Fund Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (which is hereinafter called the “Transferor”), and Neuberger Berman High Yield Strategies Fund Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (which is hereinafter called the “Transferee”), hereby certify to the State Department of Assessments and Taxation of Maryland that:
FIRST:           The Transferor agrees to transfer to the Transferee all or substantially all of its property and assets.
SECOND:       The name of the Transferor is Neuberger Berman Income Opportunity Fund Inc.  The Transferor is a corporation incorporated under the laws of the State Maryland.

THIRD:           The name of the Transferee is Neuberger Berman High Yield Strategies Fund Inc.  The Transferee is a corporation incorporated under the laws of the State of Maryland.
FOURTH:        The address and principal place of business of both the Transferor and the Transferee is:
605 Third Avenue
New York, New York  10158-0180
FIFTH:            The principal office of both the Transferor and the Transferee in the State of Maryland is in Baltimore City:
CSC—Lawyers Incorporating Service Company
7 St. Paul Street, Suite 1660
Baltimore, MD  21202
SIXTH:          Neither Transferor nor the Transferee owns an interest in land located in the State of Maryland.
SEVENTH:       The nature and amount of the consideration to be issued by the Transferee for the assets of the Transferor is (a) the number of full and fractional shares of Transferee common stock (or cash in lieu thereof), determined by dividing the Transferor’s net value attributable to the Transferor common stock by the net asset value of a share of Transferee common stock; (b) the number of full shares of Transferee preferred stock equal to the number of full shares of Transferor preferred shares outstanding; and (c) the assumption of all of Transferor’s liabilities.
EIGHTH:          (a)  The terms and conditions of the transaction set forth in these Articles of Transfer were advised, authorized, and approved by the Board of Directors of the Transferor and approved by the stockholders of the Transferor in the manner and by the vote required by its charter and the laws of the State of Maryland.
(i)          The Board of Directors of the Transferor at a meeting held on February 17, 2010, adopted resolutions approving the Agreement and Plan of Reorganization dated as of August 6, 2010 (the “Agreement”), among Neuberger Berman High Yield Strategies Fund, a Delaware statutory trust, the Transferor and the Transferee, and declaring that the proposed transfer was advisable on substantially the terms and conditions set forth or referred to in the Agreement and directing that the proposed transfer be submitted for consideration at the annual meeting of the stockholders of the Transferor held on June 11, 2010.
(ii)          Notice of the annual meeting of stockholders of the Transferor, which stated that a purpose of the annual meeting was to act on the proposed transfer, was given by the Transferor as required by law to each stockholder of the Transferor entitled to vote on the proposed transfer.
(iii)          The proposed transfer was approved by the stockholders of the Transferor at the annual meeting of stockholders reconvened on July 1, 2010, by the affirmative vote of a majority of all the votes entitled to be cast on the matter.
(b)          The terms and conditions of the transaction set forth in these Articles of Transfer were also advised, authorized, and approved by the Board of Directors of the Transferee in the manner and by the vote required by its charter and the laws of the State of Maryland.
(i)          The Board of Directors of the Transferee at a meeting held on June 30, 2010 adopted resolutions declaring that the terms and conditions of the transaction described herein were advised, authorized and approved.

NINTH:          These Articles shall become effective as of 5:01 p.m. EST on August 6, 2010.

IN WITNESS WHEREOF, Neuberger Berman Income Opportunity Fund Inc. and Neuberger Berman High Yield Strategies Fund Inc. have each caused these Articles of Transfer to be signed as of August 6, 2010 in its name and on its behalf by its President or Vice President and witnessed by its Secretary or Assistant Secretary.

NEUBERGER BERMAN INCOME OPPORTUNITY FUND INC.

By:	/s/ Robert Conti
	Name:	Robert Conti
	Title:	President

WITNESS:

/s/ Claudia A. Brandon
Name:	Claudia A. Brandon
Title:	Secretary

NEUBERGER BERMAN HIGH YIELD STRATEGIES FUND INC.

By:	/s/ Robert Conti
	Name:	Robert Conti
	Title:	President

WITNESS:

/s/ Claudia A. Brandon
Name:	Claudia A. Brandon
Title:	Secretary

The undersigned President or Vice President of Neuberger Berman Income Opportunity Fund Inc., who executed on behalf of said corporation the foregoing Articles of Transfer of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said corporation the foregoing Articles of Transfer to be the corporate act of said corporation, and states under penalties of perjury that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects.

/s/ Robert Conti
Name:	Robert Conti
Title:	President

The undersigned President or Vice President of Neuberger Berman High Yield Strategies Fund Inc., who executed on behalf of said corporation the foregoing Articles of Transfer of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said corporation the foregoing Articles of Transfer to be the corporate act of said corporation, and states under penalties of perjury that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects.

/s/ Robert Conti
Name:	Robert Conti
Title:	President

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